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                                                                   EXHIBIT 16.1

April 14, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the Experts section included in the Registration Statement (Form S-1), of Homestead.com and are in agreement with the statements contained in paragraph 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                /s/ Ernst & Young LLP